EXHIBIT 10.2
                                 PROMISSORY NOTE
                                (Revolving Loan)

                                                           Indianapolis, Indiana
                                                             Dated: May 17, 2007
$30,000,000.00                                      Final Maturity: May 31, 2012


         On or before May 31, 2012 ("Final Maturity"), ESCALADE, INCORPORATED, an Indiana corporation (the "Maker"), promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association which is the successor by merger to BANK ONE, NA (the "Bank") at the principal office of the Bank at Indianapolis, Indiana, the principal sum of Thirty Million and No/100 Dollars ($30,000,000.00) or so much of the principal amount of the Loan represented by this Note as may be disbursed by the Bank under the terms of the Credit Agreement described below, and to pay interest on the unpaid principal balance outstanding from time to time as provided in this Note.

         This Note evidences indebtedness (the "Loan") incurred or to be incurred by the Maker under a revolving line of credit extended to the Maker by the Bank under an Amended and Restated Credit Agreement (the "Credit Agreement") dated as of October 24, 2001, as amended from time to time. All references in this Note to the Credit Agreement shall be construed as references to that Agreement as it may be amended from time to time. The Loan is referred to in the Credit Agreement as the "Revolving Loan". Subject to the terms and conditions of the Credit Agreement, the proceeds of the Loan may be advanced and repaid and re-advanced until Final Maturity. The principal amount of the Loan outstanding from time to time shall be determined by reference to the books and records of the Bank on which all Advances under the Loan and all payments by the Maker on account of the Loan shall be recorded. Such books and records shall be deemed prima facie to be correct as to such matters.

         The terms "Advance" and "Banking Day" are used in this Note as defined in the Credit Agreement.

         Interest on the unpaid principal balance of the Loan outstanding from time to time prior to and after maturity will accrue at the rate or rates provided in the Credit Agreement. Prior to maturity, accrued interest shall be due and payable on the last Banking Day of each month commencing on the last Banking Day of the month in which this Note is executed. After maturity, interest shall be due and payable as accrued and without demand. Interest will be calculated on the basis that an entire year's interest is earned in 360 days.

         The entire outstanding principal balance of this Note shall be due and payable, together with accrued interest, at Final Maturity.

         If any installment of interest due under the terms of this Note is not paid when due, then the Bank or any subsequent holder of this Note may, subject to the terms of the Credit Agreement, at its option and without notice, declare the entire principal amount of the Note and all accrued interest immediately due and payable. Reference is made to the Credit Agreement which provides for acceleration of the maturity of this Note upon the happening of other "Events of Default" as defined therein.

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         If any installment of interest due under the terms of this Note prior to maturity is not paid in full when due, then the Bank at its option and without prior notice to the Maker, may assess a late payment fee in an amount equal to the greater of $50.00 or five percent (5%) of the amount past due. Each late payment fee assessed shall be due and payable on the earlier of the next regularly scheduled interest payment date or the maturity of this Note. Waiver by the Bank of any late payment fee assessed, or the failure of the Bank in any instance to assess a late payment fee shall not be construed as a waiver by the Bank of its right to assess late payment fees thereafter.

         All payments on account of this Note shall be applied first to expenses of collection, next to any late payment fees which are due and payable, next to interest which is due and payable, and only after satisfaction of all such expenses, fees and interest, to principal.

         The Maker and any endorsers severally waive demand, presentment for payment and notice of nonpayment of this Note, and each of them consents to any renewals or extensions of the time of payment of this Note without notice.

         All amounts payable under the terms of this Note shall be payable with expenses of collection, including attorneys' fees, and without relief from valuation and appraisement laws.

         This Note is given in replacement, renewal and/or extension of, but not extinguishing the indebtedness evidenced by, that Promissory Note dated as of June 27, 2005, executed by Maker in the original principal amount of $31,000,000, and is not a novation thereof. All interest evidenced by the Note being replaced, renewed, and/or extended by this instrument shall continue to be due and payable until paid.

         This Note is made under and will be governed in all cases by the substantive laws of the State of Indiana, notwithstanding the fact that Indiana conflicts of law rules might otherwise require the substantive rules of law of another jurisdiction to apply.


ESCALADE, INCORPORATED


By: /s/  TERRY FRANDSEN
    -------------------------------
Printed: Terry Frandsen
         --------------------------
Title:   VP Finance & CFO
         --------------------------

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